AMENDMENT NUMBER 4

TO

GENERAL TERMS AGREEMENT

BCA-65520-0032

BETWEEN

THE BOEING COMPANY

AND

SPIRIT AEROSYSTEMS, INC

This Amendment Number 4 (Amendment No. 4) to General Terms Agreement BCA-65520-0032 is entered into as of the last dated signature below between Spirit AeroSystems, Inc., a Delaware corporation having its principal office in Wichita, Kansas (Spirit) and The Boeing Company, a Delaware corporation, acting by and through its Boeing Commercial Airplanes division (Boeing). Below, Spirit and Boeing may be referred to jointly as the “Parties.”

RECITALS

A.The Parties entered into Special Business Provisions, BCA-MS-65530-0019, dated June 16, 2005 (SBP) and the General Terms Agreement, GTA BCA-65520-0032, dated June 16, 2005 (GTA) (collectively, the Agreement).

B.The most recent Amendment to the GTA is Amendment No. 3 dated January 19, 2021.

C.The Parties entered into a Memorandum of Agreement dated October 12, 2023 (MOA).

D.All capitalized terms used but not defined in this Amendment No. 4 have the same meaning as in the GTA.

E.The Parties wish to amend the GTA as set forth herein.

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NOW THEREFORE, the Parties agree as follows:

AGREEMENT

1.The list of “AMENDMENTS” within the GTA is hereby deleted and replaced in its entirety as follows:

AMENDMENTS

Number	Description	Date	Approval
1	Spirit name change – All references to Mid-Western Aircraft Systems Inc. are changed to Spirit AeroSystems inc. or Spirit	06/19/09	J. Loomis M. Kurimsky
2	8.1.A: Deleted reference to SBP Section 3.4.2.3 to conform with SBP Amendment 17	05/12/11	R. Parks M. Kurimsky
3	Replaced Section 15.3 and added Section 29.0	01/19/21	H. Langowski E. Bossler
4	Added Section 8.5 and replaced Section 20.4	12/21/23	D. Armani L. Hampton

2.The GTA is hereby amended to add Section 8.5 “Repudiation” as follows:

“8.5 Repudiation

The Parties agree that repudiation by Spirit of timely delivery under GTA BCA-65530-0016, GTA BCA-65520-0032, SBP MS-65530-0019, or SBP MS-65530-0016, would cause irreparable harm to Boeing for which damages would not be an adequate remedy. Accordingly, in the event Spirit repudiates timely delivery under any of the aforementioned agreements, Boeing will be entitled to equitable relief, including but not limited to, specific performance and preliminary and permanent injunctions.”

3.Section 20.4 “Assignment” of the GTA is hereby deleted in its entirety and replaced with following revised Section 20.4:

“20.4 Assignment

The following language shall apply from October 12, 2023, through December 31, 2030:

Spirit shall not assign any of its rights or interest in this Agreement, the SBP, or any Order, or subcontract all or substantially all of its performance of this Agreement, the SBP, or any Order, without Boeing’s prior written consent, which shall not be unreasonably withheld, except that Boeing may withhold its consent to an Assignment to a Disqualified Person (as defined below) for any reason and

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at its sole discretion. Spirit shall provide Boeing with thirty (30) days notice prior to any proposed assignment (including any proposed Assignment to a Disqualified Person). Spirit shall not delegate any of its duties or obligations under this Agreement; provided that this shall not prohibit Spirit from subcontracting as permitted pursuant to the applicable SBP. Spirit may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Spirit, with or without Boeing’s consent, shall relieve Spirit of any of its obligations under this Agreement, the SBP, or Order or prejudice any rights of Boeing against Spirit whether arising before or after the date of any assignment. This article does not limit Spirit’s ability to purchase standard commercial supplies or raw material.

The prohibition set forth in this GTA Section 20.4 includes, without limitation (and the following shall be deemed to be Assignments to a Disqualified Person by Spirit), in any transaction or series of related transactions: (i) a consolidation or merger of Spirit in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction, more than thirty-five percent (35%) of the voting power of the equity securities of the entity resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of either (a) more than 35% of the voting power of the equity securities of Spirit or any of its affiliates whose performance is required for the production of the Products or (b) more than 35% of the voting power of the equity securities of any direct or indirect affiliate of Spirit holding more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Spirit or any of its affiliates whose performance is required for the production of the Products, in either case for clauses (a) or (b) unless Spirit provides and Boeing accepts Spirit’s adequate assurance of continuity of supply, which assurance Boeing may accept or reject at its sole discretion; (iii) the sale, lease, assignment or transfer to a Disqualified Person, of either (a) all or substantially all of the assets of Spirit, or (b) all or substantially all of the assets used by Spirit and its affiliates to produce the Products for any particular airplane program; (iv) any assignment of Spirit’s rights or interest in this Agreement, the SBP, or any Order to a Disqualified Person, or subcontracting of all or substantially all of Spirit’s performance of this Agreement, the SBP, or any Order to a Disqualified Person; and (v) any other transaction pursuant to which a Disqualified Person obtains the ability to direct or cause the direction of the management and policies of Spirit or any of its subsidiaries whose performance is required for the production of the Products.

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A Disqualified Person is:

(i)a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

(ii)a Person that Boeing reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

(iii)a Person, that after giving effect to the transaction, would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction;

(iv)a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service; or

(v)any Person to which Boeing does not consent in its sole discretion.

Spirit shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Spirit at any time that Spirit is not a Public Company. Spirit shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Spirit’s board of directors at any time that Spirit is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

For the avoidance of doubt, Boeing and Spirit agree that HMSGTA MWS and Supplemental License Agreements WS-001/-002/-003 and -004 may be assigned to the third party receiving assignment of this GTA and its corresponding SBP’s. Any other Supplemental License Agreement between Boeing and Spirit will be subject to the assignment terms of HMSGTA MWS.

In the event of any Assignment to a Disqualified Person:

1.Spirit will immediately refund to Boeing an amount equal to all advance payments received from Boeing pursuant to Section 9 (“787 Tooling and Capital”) of the Memorandum of Agreement dated October 12, 2023 (or any

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definitive document reflecting the payments set forth in that section), less any repayments received from Spirit by Boeing pursuant to that section (or any definitive document reflecting the repayments set forth in that section);

If Spirit does not refund this amount in full within 10 days of written notice from Boeing the amount is due, this amount may be set off by Boeing against any amount owing at any time by Boeing to Spirit, regardless of whether any such amount is then due and owing from Boeing to Spirit;

2.Spirit will immediately refund to Boeing an amount equal to all payments received from Boeing pursuant to Section 12 [737 Tooling and Capital Expenditures] of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in that section), regardless of whether any such amount is then due and owing from Boeing to Spirit. Upon payment from Spirit to Boeing, title to all Tooling purchased with funds received from Boeing pursuant to Section 12 [737 Tooling and Capital Expenditures] of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in that section) will transfer from Boeing to Spirit. Boeing shall have the exclusive option to purchase any such Tooling at the original price within 120 days of transfer of title of such Tooling to Spirit.

If Spirit does not refund this amount in full within 10 days of written notice from Boeing the amount is due, this amount may be set off by Boeing against any amount owing at any time by Boeing to Spirit, regardless of whether any such amount is then due and owing from Boeing to Spirit;

3.Boeing will have no further obligation to make any payment under Sections 9 or 12 of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in those sections);

4.All amounts then owing from Spirit to Boeing pursuant to the Memorandum of Agreement dated April 28, 2023, as modified by Section 13 of the Memorandum of Agreement dated October 12, 2023, will become immediately due and payable and, if Spirit has not paid in full within 10 days of written notice from Boeing the amount is due, may be set off by Boeing against any amount owing at any time by Boeing to Spirit, regardless of whether any such amount is then due and owing from Boeing to Spirit; and

5.The then-remaining balance of the Advance Payments due to Boeing pursuant to Section 5.5 of the SBP will become immediately due and payable and, if Spirit has not paid in full within 10 days of written notice from Boeing the amount is due, may be set off by Boeing against any amount owing at any time by Boeing to Spirit, regardless of whether any such amount is then due and owing from Boeing to Spirit.

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Boeing may, at its sole discretion, waive the immediately preceding rights by written notice to Spirit and not otherwise.

The following language shall apply beginning January 1, 2031:

Spirit shall not assign any of its rights or interest in this Agreement or any Order, or subcontract all or substantially all of its performance of this Agreement or any Order, without Boeing’s prior written consent, which shall not be unreasonably withheld except that Boeing may withhold its consent to an assignment to a Disqualified Person (as defined below) for any reason and at its sole discretion. Spirit shall provide Boeing with thirty (30) days notice prior to any proposed assignment. Spirit shall not delegate any of its duties or obligations under this Agreement; provided that this shall not prohibit Spirit from subcontracting as permitted pursuant to the applicable SBP. Spirit may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Spirit, with or without Boeing’s consent, shall relieve Spirit of any of its obligations under this Agreement or Order or prejudice any rights of Boeing against Spirit whether arising before or after the date of any assignment. This article does not limit Spirit’s ability to purchase standard commercial supplies or raw material.

The prohibition set forth in this GTA Section 20.4 includes, without limitation (and the following shall, subject to the immediately following sentence, be deemed to be "assignments"): (i) a consolidation or merger of Spirit in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of the corporation resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of voting stock of any corporate Spirit having more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Spirit; (iii) the sale, assignment or transfer of all or substantially all of the assets of Spirit to a Disqualified Person; and (iv) where Spirit is a partnership, acquisition of control of such partnership by a Disqualified Person. Any consolidation, merger, acquisition of voting stock or sale, assignment or transfer of all or substantially all of the assets of Spirit that is not prohibited by the immediately preceding sentence shall not constitute an “assignment” for purposes of this GTA and shall not be prohibited by, or require Boeing’s consent under, this Section 20.4.

A Disqualified Person is:

(i)a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

787 GTA between Boeing and Spirit
BCA-65520-0032, Amendment No. 4	Boeing Initials:_____ Spirit Initials:_____

(ii)a Person that Boeing reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

(iii)a Person, that after giving effect to the transaction, would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction; or

(iv)a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service.

Spirit shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Spirit at any time that Spirit is not a Public Company. Spirit shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Spirit’s board of directors at any time that Spirit is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

For the avoidance of doubt, Boeing and Spirit agree that HMSGTA MWS and Supplemental License Agreements WS-001/-002/-003 and -004 may be assigned to the third party receiving assignment of this GTA and its corresponding SBP’s. Any other Supplemental License Agreement between Boeing and Spirit will be subject to the assignment terms of HMSGTA MWS.”

4.Miscellaneous.

4.1.All other provisions of the GTA remain unchanged and in full force and effect.

4.2.This Amendment No. 4 cancels and supersedes all previous agreements between the Parties relating to the content of this Amendment No. 4, whether written or oral.

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5.Governing Law.

This Amendment No. 4 shall be governed by the internal laws of the State of Washington without reference to any rules governing conflict of laws.

6.Confidentiality.

The terms of this Amendment, together with the information exchanged by the Parties during negotiation hereof, are confidential under the terms of the Agreement.

EXECUTED as of the last date set forth below by the duly authorized representatives of the Parties.

THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

/s/ David Armani	/s/ Leanna Hampton
Signature	Signature

David Armani	Leanna Hampton
Printed name	Printed name

Procurement Agent	Director, Contracts
Title	Title

12/21/2023	12/21/2023
Date	Date

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